Exhibit 99.1

NEWS RELEASE

For Immediate Release

Contact:

Media
Nick Gold
Director, Media Relations
404 584 3457 (office)
404 275 9501 (cellular)
ngold@aglresources.com

Financial
Brian Little
Director, Investor Relations
404 584 4414 (office)
404 227 5648 (cellular)
blittle@aglresources.com

AGL RESOURCES BOOSTS DIVIDEND BY 19 PERCENT

ATLANTA, GA - (Business Wire) - Nov. 2, 2005 - The Board of Directors of AGL Resources (NYSE: ATG) today approved a 19 percent increase in the AGL Resources common stock dividend.

The increase raises the quarterly dividend from $0.31 per share to $0.37 per share, for an indicated annual dividend of $1.48 per share. The new quarterly dividend will be paid on Dec. 1, 2005 to shareholders of record as of the close of business Nov. 18, 2005.

"We have consistently promised our investors that they will be able to achieve returns in line with our long-term value proposition through a combination of a competitive dividend yield and growth in earnings per share,” said Paula Rosput Reynolds, chairman, president and chief executive officer of AGL Resources.

“Given our expectations for improved cash flow, the AGL Resources Board of Directors has once again increased our dividend paid to shareholders,” Reynolds added. “At $1.48, the dividend is clearly supported by our earnings, yet we will still have ample capacity to pursue investments in new projects such as gas storage and peaking facilities.”

The dividend increase is the fourth for AGL Resources in less than four years, following a 7 percent increase in February 2005 and 4 percent increases in both April 2004 and April 2003. It is also the 232nd consecutive quarterly dividend the company has paid since 1948.

About AGL Resources
AGL Resources (NYSE: ATG), an Atlanta-based energy services holding company, serves 2.3 million customers in six states through its utility subsidiaries - Atlanta Gas Light, Elizabethtown Gas in New Jersey, Virginia Natural Gas, Florida City Gas, Chattanooga Gas, and Elkton Gas in Maryland. A Fortune 1000 company that ranks number 46 in the Fortune gas and electric utilities sector, AGL Resources reported 2004 revenue of $1.8 billion and net income of $153 million. The company also owns Houston-based Sequent Energy Management, an asset manager serving natural gas wholesale customers throughout the East and Midwest. As a 70 percent owner in the SouthStar partnership, AGL Resources markets natural gas to customers in Georgia under the Georgia Natural Gas brand. AGL Networks, the company's telecommunications subsidiary, owns and operates fiber optic networks in Atlanta and Phoenix. The company also owns and operates Jefferson Island Storage & Hub, a high-deliverability natural gas storage facility near the Henry Hub in Louisiana. For more information, visit www.aglresources.com.

Forward-Looking Statements
Certain expectations and projections regarding our future performance referenced in this press release are forward-looking statements. Forward-looking statements involve matters that are not historical facts and because these statements involve anticipated events or conditions, forward-looking statements often include words such as "anticipate," "assume," "can," "could," "estimate," "expect," "forecast," “future,” "indicate," "intend," "may," “outlook,” "plan," "predict," "project,” "seek," "should," "target," "will," "would," or similar expressions. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. While we believe our expectations are reasonable in view of the currently available information, our expectations are subject to future events, risks and uncertainties, and there are several factors - many beyond our control - that could cause results to differ significantly from our expectations. Such events, risks and uncertainties include, but are not limited to, changes in price, supply and demand for natural gas and related products, impact of changes in state and federal legislation and regulation, actions taken by government agencies on rates and other matters, concentration of credit risk, utility and energy industry consolidation, impact of acquisitions and divestitures, direct or indirect effects on AGL Resources' business, financial condition or liquidity resulting from a change in our credit ratings or the credit ratings of our counterparties or competitors, interest rate fluctuations, financial market conditions and general economic conditions, uncertainties about environmental issues and the related impact of such issues, impacts of changes in weather upon the temperature-sensitive portions of the business, impacts of natural disasters such as hurricanes upon the supply and price of natural gas, acts of war or terrorism, and other factors which are provided in detail in our filings with the Securities and Exchange Commission, which we incorporate by reference in this press release. Forward-looking statements are only as of the date they are made, and we do not undertake any obligation to update these statements to reflect subsequent changes.

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